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                                 ALSTON&BIRD LLP
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                                 www.alston.com



                                                                     EXHIBIT 5.1

                                February 8, 2001


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203

Regions Financing Trust I
417 North 20th Street
Birmingham, Alabama 35203

Regions Financing Trust II
417 North 20th Street
Birmingham, Alabama 35203

Ladies and Gentlemen:

         This opinion is given in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3 (the "Registration Statement") by Regions Financial Corporation, a Delaware corporation (the "Company"), Regions Financing Trust I, a Delaware statutory business trust ("Trust I"), and Regions Financing Trust II, a Delaware statutory business trust ("Trust II"), relating to the offering from time to time, together or separately and in one or more series, of the following securities of (A) the Company: (i) Senior Debt Securities; (ii) Subordinated Debt Securities; and (iii) Preferred Stock (collectively the "Securities), (B) Trust I: Preferred Securities, as guaranteed by the Company (the "Trust I Guarantee"), and (C) Trust II: Preferred Securities, as guaranteed by the Company (the "Trust II Guarantee," and together with the Trust I Guarantee, the "Trust Guarantees").

         The Securities, together with the Preferred Securities, will have an aggregate offering price of up to $1,000,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

         The Senior Debt Securities and Subordinated Debt Securities are to be issued under a separate indenture for each type of security, to be entered into by and between the Company and Bankers Trust Company, as Trustee (the "Trustee"). Each of the

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Regions Financial Corporation
February 8, 2001
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indentures will be subject to and governed by the Trust Indenture Act of 1939
(the "TIA").

         The Preferred Securities are to be issued by Trust I or Trust II, or both, from time to time pursuant to an Amended and Restated Declaration of Trust, to be entered into by and among the Company, the Trustee, Bankers Trust Company (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees to be named therein. Each Amended and Restated Declaration of Trust will be subject to and governed by the TIA. The Preferred Securities will only be offered by either of the trusts in connection with the purchase by the trusts of Subordinated Debt Securities issued by the Company. The Trust Guarantees will be evidenced by a Guarantee Agreement (the "Regions Guarantee Agreement") entered into by and between the Company and Bankers Trust Company (the "Guarantee Trustee") only if either of the trusts make a future offering of the Preferred Securities.

         As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for the purpose of giving this opinion. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents, and conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that each of the Company, Trust I and Trust II are duly organized, validly existing and (where relevant) in good standing under the laws of its jurisdiction of organization. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and certificates or statements of officers of the Company and of public officials, and we have made no independent investigation with regard thereto. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto. Based upon the foregoing, and subject to all of the other assumptions set forth herein, we are of the opinion as follows:


         1. The shares of Preferred Stock, when both (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Preferred Stock whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company


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Regions Financial Corporation
February 8, 2001
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                  upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than the par value of the Preferred Stock), will be validly issued.

         2. Each series of the Senior Debt Securities and Subordinated Debt Securities when duly established pursuant to the terms of the indenture under which they are issued, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the indenture under which the obligations are issued, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company; and (viii) unconscionability.

         3. Each Regions Guarantee Agreement, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an


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Regions Financial Corporation
February 8, 2001
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                  agreement by any person other than the Company; and (viii)
                  unconscionability.

         In rendering the opinions expressed in paragraphs 1, 2 and 3 above, we have further assumed that (i) all Securities will be issued and sold in compliance with applicable law, (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto, (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action, and (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, duly authenticated and countersigned.

         For purposes of paragraph 3 hereof, we have assumed that the execution and delivery of the Regions Guarantee Agreement, and any indebtedness or obligations covered by the Regions Guarantee Agreement, do not violate any applicable law or any agreement or instrument to which the Company or the obligor of such indebtedness or obligation is a party or by which it is bound.

         We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the Preferred Securities, you will be receiving the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Trust I and Trust II, in connection with any future offering of the Preferred Securities by either of the trusts pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.

         The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware, and the laws of the State of New York as it relates to the enforceability of documents, agreements and instruments referred to herein.

         We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Prospectus.

         This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.


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Regions Financial Corporation
February 8, 2001
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         This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement, the Securities and the Preferred Securities and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                Very truly yours,

                                ALSTON & BIRD LLP



                                By: /s/ Frank M. Conner III
                                   --------------------------------------------
                                        A Partner


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